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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or 12(g)
                        Securities Exchange Act of 1934

                             CAREMATRIX CORPORATION
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             (Exact name of registrant as specified in its charter)


               Delaware                                04-3069586
   ---------------------------------          -----------------------------
   (State or other jurisdiction of                (I.R.S. Employer
            incorporation)                        Identification No.)

                                197 First Avenue
                               Needham, MA 02194
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             (Address of principal executive offices and zip code)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box: [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box: [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of Each Exchange
          Title of Each Class                      on Which Each Class is
           to be Registered                           to be Registered
          -------------------                      -----------------------
            Common Stock                           American Stock Exchange
           $.05 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
                              --------------
                             (Title of class)

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
Item 1.   Description of Registrant's Securities to be Registered

     A description of the Common Stock of the Registrant, par value $.05 per share, is hereby incorporated by reference from the section of the Prospectus entitled "Description of Capital Stock" contained in the Registration Statement on Form S-1 of the Registrant (Registration No. 333-11455), as the same may be amended.

Item 2.   Exhibits

     The securities described herein are to be registered on the American Stock Exchange, on which no other securities of the registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, will be filed with the American Stock Exchange.

     Exhibit A:     Report on Form 10-K for the year ended December 31, 1995

     Exhibit B:     Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996

     Exhibit C:     Definitive Proxy Statement of the Company and Supplemental
                    Proxy Information

     Exhibit D:     Second Restated Certificate of Incorporation, as amended

     Exhibit E:     By-laws of the Registrant

     Exhibit F:     Specimen stock certificate

     Exhibit G:     Annual Report for the year ended December 31, 1995, as
                    mailed to the Registrant's stockholders

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CAREMATRIX CORPORATION



                                        By:
                                             ----------------------------
                                             James M. Clary, III

                                             Executive Vice President

Dated: October 17, 1996

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